Exhibit 10.29

AMENDMENT NO. 11 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 11 TO EMPLOYMENT AGREEMENT is entered as of the 18th day of December, 2013, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and BRIAN L. ROBERTS (“Employee”).

BACKGROUND

WHEREAS, the parties entered into an Employment Agreement dated as of January 1, 2005, as amended (the “Agreement”), that sets forth the terms and conditions of Employee’s employment with the Company, and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions contained herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Subparagraph 5(b) of the Agreement is hereby amended to add the following year and amount thereto: “Year – 2014; Amount - $3,646,519.” Employee hereby elects January 2, 2017 as the scheduled payment date with respect to such amount, provided that Employee may elect to postpone such scheduled payment date to the extent permitted under the Company’s 2005 Deferred Compensation Plan.

2. Except as modified hereby, the Agreement shall continue unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 11 as of the date first-above written.

COMCAST CORPORATION

By:	/s/ Arthur R. Block

Date:	12/18/13

EMPLOYEE:

/s/ Brian L. Roberts
Brian L. Roberts

Date:	12/18/13